EXHIBIT 99.1

Chemung Financial Corporation Reports Annual and Fourth Quarter 2016 Net Income of $10.0 Million, or $2.11 per Share, and $3.0 Million, or $0.62 per Share

ELMIRA, N.Y., Jan. 26, 2017 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income of $10.0 million, or $2.11 per share, for the full year of 2016 compared to $9.4 million, or $2.00 per share, for the full year of 2015.  Net income for the fourth quarter of 2016 of $3.0 million, or $0.62 per share, compared to $2.1 million, or $0.45 per share, for the fourth quarter of 2015.

Anders M. Tomson, Chemung Financial Corporation CEO, stated:

“2016 was a strong year for our institution.  The combination of organic growth and cost saving measures contributed to our strong growth in earnings of over six percent year-over-year.  I am looking forward to my first year as CEO of Chemung Financial Corporation and continuing our focus on providing high quality services to our customers, engaging the communities we serve, and creating value for our shareholders.”

Fourth Quarter Highlights1

  Loans, net of deferred fees, increased $31.7 million, or 2.7%
  Commercial loans increased $45.5 million, or 6.5%
  Deposits increased $56.0 million, or 4.0%
  Net interest income increased $0.3 million, or 2.6%
  Effective tax rate decreased from 32.1% to 30.1%
  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for December 31, 2016 versus December 31, 2015.   Income statement comparisons are calculated for the fourth quarter of 2016 versus prior-year fourth quarter.

YTD 2016 vs YTD 2015

Net Interest Income:

Net interest income for the year ended December 31, 2016 totaled $52.3 million compared with $50.6 million for the preceding year, an increase of $1.7 million, or 3.3%.  The increase was due primarily to interest income from the loan portfolio, as the year-to-date average loan balance increased $52.6 million when compared to the preceding year.  Fully taxable equivalent net interest margin was 3.37%, compared with 3.46% for the preceding year.  The decline in net interest margin was a result of the commercial loan portfolio repricing to current market rates.  The yield on interest-earning assets decreased by ten basis points, while the cost of interest-bearing liabilities remained flat.  The decline in the yield of interest-earning assets can be mostly attributed to declines of 23 basis points in the yield of commercial loans and 16 basis points in the yield of mortgage loans, due to new production at lower competitive rates, offset by a 33 basis point increase in consumer loans, due to the indirect loan portfolio and increasing the portfolio toward higher yielding used car loans. Average interest-earning assets increased $94.0 million compared to the prior year, primarily in commercial loans.

Non-Interest Income:

Non-interest income for the year ended December 31, 2016 was $21.1 million compared with $20.4 million for the preceding year, an increase of $0.7 million, or 3.4%.  The increase was primarily due to increases of $0.2 million in service charges on deposit accounts, $0.7 million in interchange revenue from debit card transactions, and $0.6 million in net gains on security transactions, offset by decreases of $0.2 million in WMG fee income and $0.6 million in other non-interest income. The increase in service charges on deposit accounts can be attributed to an increase in volume. The increase in interchange revenue from debit card transactions can be mostly attributed to the recognition of an incremental volume bonus related to the rebranding of the Bank’s credit cards in the fourth quarter of 2015. The net gain on security transactions can be attributed to the sale of $14.5 million in U.S. Treasuries and $25.0 million in obligations of U.S. Government sponsored enterprises. The decrease in WMG fee income can be attributed to a decline in assets under management or administration.  The decrease in other non-interest income can be attributed to a decline in CFS Group, Inc. fee income and rental income from other real estate owned properties, which were sold in 2016.

Non-Interest Expense:

Non-interest expense for the year ended December 31, 2016 was $56.6 million compared with $55.4 million for the preceding year, an increase of $1.2 million, or 2.1%.  The increase was due primarily to increases of $0.2 million in pension and other employee benefits, $0.9 million in professional services, and $1.2 million in other non-interest expenses, offset by decreases of $0.3 million in salaries and wages, $0.2 million in net occupancy expenses, $0.2 million in amortization of intangible assets, and $0.6 million in other real estate owned expenses. The increase in pension and other employee benefits can be attributed to an increase in health insurance costs, offset by a $0.3 million curtailment gain related to the amendment of the defined benefit health care plan during the fourth quarter.  Please refer to the September 30, 2016 Form 10-Q (filed November 2, 2016) and related earnings release (filed on October 20, 2016) for further information about the amendments to the defined benefit plan and pension plan.  The increase in professional services includes expenses incurred related to the feasibility and implementation of Chemung Risk Management, Inc., a captive insurance subsidiary of the Corporation, and legal costs associated with the appeal of the Fane v. Chemung Canal Trust Company decision. The increase in other non-interest expenses can be attributed to the establishment of a $1.2 million legal reserve associated with the Fane v. Chemung Canal Trust Company case.  Please refer to the September 30, 2016 Form 10-Q (filed November 2, 2016) and the June 30, 2016 earnings release (filed on July 29, 2016) for further information about the case.  The decrease in salaries and wages can be attributed to a reduction in full time equivalents.  The decrease in net occupancy expenses can be attributed to the closure of the branch office at 202 East State Street in Ithaca, NY during the second quarter of 2016.  The decrease in other real estate owned expenses can be attributed to the sale of properties in 2016.

Income Tax Expense:

The effective tax rate decreased to 30.5% for the year ended December 31, 2016 compared with 33.1% for the same period in the prior year.  The decrease in the effective tax rate can be attributed to the formation of Chemung Risk Management, Inc., and increasing the utilization of the Bank’s real estate investment trust.

4th Quarter 2016 vs 3rd Quarter 2016

Net Interest Income:

Net interest income for the current quarter totaled $13.3 million compared with $13.0 million for the prior quarter, an increase of $0.3 million, or 2.0%.  Interest and fees from loans increased $0.1 million and interest and dividend income from securities increased $0.1 million.  Fully taxable equivalent net interest margin was 3.33% consistent with the prior quarter.  Average interest-earning assets increased $29.9 million compared to the prior quarter.  The yield on interest-earning assets and cost of interest-bearing liabilities both decreased one basis point compared to the prior quarter.

Non-Interest Income:

Non-interest income for the quarter was $4.9 million compared with $5.4 million for the prior quarter, a decrease of $0.5 million, or 9.9%.  The decrease was due primarily to decreases of $0.2 million in interchange revenue from debit card transactions and $0.2 million in other non-interest income.  The decrease in interchange revenue from debit card transactions can be mostly attributed to the recognition of an incremental volume bonus related to the rebranding of the Bank’s credit cards in 2015 during the third quarter.

Non-Interest Expense:

Non-interest expense for the quarter was $13.6 million compared with $13.5 million for the prior quarter, an increase of $0.1 million, or 0.7%.  The increase was due primarily to increases of $0.3 million in professional services, $0.1 million in marketing and advertising expenses, and $0.2 million in other non-interest expenses, offset by decreases of $0.1 million in salaries and wages and $0.3 million in pension and other employee benefits.  The increase in professional services can be mostly attributed to legal costs associated with the appeal of the Fane v. Chemung Canal Trust Company case.  The decrease in pension and other employee benefits can be mostly attributed to a decline in health insurance costs and a $0.3 million curtailment gain related to the amendment of the defined benefit health care plan during the quarter, offset by additional payroll tax associated with year-end incentives paid in 2017.

Income Tax Expense:

The effective tax rate decreased to 30.1% for the current quarter compared with 30.6% for the prior quarter.  The decrease in the effective tax rate can be attributed to increasing the utilization of the Bank’s real estate investment trust.

4th Quarter 2016 vs 4th Quarter 2015

Net Interest Income:

Net interest income for the current quarter totaled $13.3 million compared with $13.0 million for the same period in the prior year, an increase of $0.3 million, or 2.6%.  Interest and fees from loans increased $0.5 million when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.33%, compared with 3.42% for the same period in the prior year.  Average interest-earning assets increased $85.1 million compared to the same period in the prior year.  The yield on interest-earning assets decreased nine basis points, while the cost of interest-bearing liabilities remained flat compared to the same period in the prior year.  The decline in the yield on interest-earning assets can be mostly attributed to a four basis decline in the yield on loans and 23 basis point decline in the yield on investments.

Non-Interest Income:

Non-interest income for the quarter was $4.9 million compared with $5.0 million for the same period in the prior year, a decrease of $0.1 million, or 2.5%.  The decrease was due primarily to a decrease of $0.4 million in other non-interest income, offset by a $0.2 million increase in interchange revenue from deposit accounts.  The decrease in other non-interest income can be attributed to a decline in CFS Group, Inc. fee income and rental income from other real estate owned properties, which were sold in 2016.

Non-Interest Expense:

Non-interest expense for the quarter was $13.6 million compared with $14.2 million for the same period in the prior year, a decrease of $0.6 million, or 4.7%.  The decrease was due primarily to decreases of $0.6 million in salaries and wages, $0.1 million in net occupancy expenses, $0.2 million in data processing expenses, and $0.4 million in other real estate owned expenses, offset by increases of $0.2 million pension and other employee benefits and $0.4 million in professional services.  The decrease in salaries and wages can be attributed to a reduction in full time equivalents, along with higher incentive awards during the fourth quarter of 2015, compared to the same period in 2016.  The decrease in net occupancy expenses can be attributed to the closure of the branch office at 202 East State Street in Ithaca, NY during the second quarter of 2016.  The decrease in other real estate owned expenses can be attributed to the sale of properties in 2016.  The increase in pension and other employee benefits can be mostly attributed to an increase in health insurance costs, offset by a $0.3 million curtailment gain related to the amendment of the defined benefit health care plan during the quarter.  The increase in professional services can be mostly attributed to legal costs associated with the appeal of the Fane v. Chemung Canal Trust Company case.

Income Tax Expense:

The effective tax rate decreased to 30.1% for the quarter compared with 32.1% for the same period in the prior year.  The decrease in the effective tax rate can be attributed to the formation of Chemung Risk Management, Inc., a captive insurance subsidiary of the Corporation, and increasing the utilization of the Bank’s real estate investment trust.

Asset Quality

Non-performing loans totaled $12.0 million at December 31, 2016, or 1.00% of total loans, compared with $12.2 million at December 31, 2015, or 1.05% of total loans.  The decrease in non-performing loans at December 31, 2016 was primarily in the commercial mortgage segment, offset by increases in the residential mortgage and consumer loan segments of the loan portfolio.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $12.4 million, or 0.75% of total assets, at December 31, 2016, compared with $13.8 million, or 0.85% of total assets, at December 31, 2015.  The decrease in non-performing assets was due to the sale of one large commercial property in other real estate owned.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the fourth quarter of 2016 and 2015 were $0.4 million and $0.6 million, respectively.  Net charge-offs for the fourth quarter of 2016 were $1.5 million compared with $0.4 million for the same period in the prior year.  The increase in the net charge-offs, compared to the same period in the prior year, can be attributed to the write-off of specifically reserved commercial loans.

The allowance for loan losses was $14.3 million as of December 31, 2016 and 2015.  The allowance for loan losses was 118.4% of non-performing loans at December 31, 2016 compared with 116.6% at December 31, 2015.  The ratio of the allowance for loan losses to total loans was 1.19% at December 31, 2016 compared with 1.22% at December 31, 2015.

Balance Sheet Activity

Assets totaled $1.657 billion at December 31, 2016 compared with $1.620 billion at December 31, 2015, an increase of $37.2 million, or 2.3%.  The growth was due primarily to increases of $48.0 million in cash and cash equivalents and $31.7 million in the loan portfolio, partially offset by a $41.4 million decrease in securities available for sale.

The increase in cash and cash equivalents can be attributed to maturities, pay-downs, and the sale of available for sale securities and an increase in deposits, offset by an increase in total loans and the pay down of FHLB overnight advances.

The increase in total loans can be attributed to increases of $62.2 million in commercial mortgages and $2.7 million in residential mortgages, offset by decreases in commercial and agriculture of $16.7 million, indirect consumer of $11.8 million, and other consumer of $4.8 million.

The decrease in securities available for sale can be mostly attributed to the sale of $14.5 million in U.S. treasuries in the first quarter and $25.0 million obligations of U.S. Government sponsored enterprises in the third and fourth quarters, along with $89.8 million in calls and maturities of U.S. Government sponsored enterprises and pay-downs on mortgage-backed securities, and an unrealized loss of $7.2 million for year-to-date 2016, offset by additional purchases of $1.8 million in obligations of states and political subdivisions and $94.7 million in mortgaged-backed securities.

Deposits totaled $1.456 billion at December 31, 2016 compared with $1.400 billion at December 31, 2015, an increase of $56.0 million, or 4.0%.  The growth was attributable to increases of $15.6 million in non-interest bearing demand deposits, $6.3 million in interest-bearing demand deposits, $51.3 million in money market accounts, and $4.9 million in savings deposits.  Partially offsetting the increases noted above was a decrease of $22.0 million in time deposits.  The changes in money market accounts and demand deposits can be attributed to new municipal clients, along with the seasonal inflow of deposits from existing municipal clients.

Total equity was $143.7 million at December 31, 2016 compared with $137.2 million at December 31, 2015, an increase of $6.5 million, or 4.7%.  The increase was primarily due to earnings of $10.0 million, a reduction of $1.1 million in treasury stock, and a decrease of $0.2 million in accumulated other comprehensive loss, offset by $4.9 million in dividends declared during the year.

The total equity to total assets ratio was 8.67% at December 31, 2016 compared with 8.47% at December 31, 2015.  The tangible equity to tangible assets ratio was 7.29% at December 31, 2016 compared with 6.99% at December 31, 2015.  Book value per share increased to $30.07 at December 31, 2016 from $28.96 at December 31, 2015.  As of December 31, 2016, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.721 billion at December 31, 2016, including $294.9 million of assets under management or administration for the Corporation, compared with $1.856 billion at December 31, 2015, including $304.1 million of assets held under management or administration for the Corporation, a decrease of $134.5 million, or 7.3%.  The decrease can be mostly attributed to the loss of one large non-profit customer during the first quarter of 2016.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,
(in thousands)	2016	2016	2016	2016	2015
ASSETS
Cash and due from financial institutions	$28,205	$35,345	$27,233	$26,471	$24,886
Interest-bearing deposits in other financial institutions	45,957	100,159	80,121	29,388	1,299
Total cash and cash equivalents	74,162	135,504	107,354	55,859	26,185

Trading assets, at fair value	774	720	767	734	701

Securities available for sale	303,402	303,259	300,277	324,484	344,820
Securities held to maturity	4,705	4,504	3,518	4,577	4,566
FHLB and FRB stocks, at cost	4,041	4,491	4,491	4,179	4,797
Total investment securities	312,148	312,254	308,286	333,240	354,183

Commercial	745,216	759,675	742,874	725,596	699,711
Mortgage	198,492	197,665	196,200	196,751	195,778
Consumer	256,582	259,226	262,082	264,546	273,144
Loans, net of deferred loan fees	1,200,290	1,216,566	1,201,156	1,186,893	1,168,633
Allowance for loan losses	(14,253)	(15,325)	(14,668)	(14,527)	(14,260)
Loans, net	1,186,037	1,201,241	1,186,488	1,172,366	1,154,373

Loans held for sale	412	119	809	593	1,076
Premises and equipment, net	28,923	29,084	29,706	28,620	29,397
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	2,945	3,183	3,428	3,673	3,931
Accrued interest receivable and other assets	29,954	24,936	25,270	26,317	28,294
Total assets	$1,657,179	$1,728,865	$1,683,932	$1,643,226	$1,619,964

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$417,812	$424,243	$408,846	$393,121	$402,236
Interest-bearing demand deposits	136,826	149,527	126,305	141,457	130,573
Money market accounts	548,963	579,211	562,028	527,578	497,658
Savings deposits	208,636	207,544	212,086	208,555	203,749
Time deposits	144,106	148,419	158,655	163,541	166,079
Total deposits	1,456,343	1,508,944	1,467,920	1,434,252	1,400,295

FHLB overnight advances	-	-	-	-	13,900
Securities sold under agreements to repurchase	27,606	30,002	28,778	28,825	28,453
FHLB advances and other debt	13,815	23,893	23,970	22,012	22,076
Accrued interest payable and other liabilities	15,667	21,214	19,855	17,091	17,998
Total liabilities	1,513,431	1,584,053	1,540,523	1,502,180	1,482,722

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,603	45,724	45,639	45,652	45,537
Retained earnings	124,111	122,382	120,860	120,460	118,973
Treasury stock, at cost	(15,265)	(15,542)	(15,608)	(15,781)	(16,379)
Accumulated other comprehensive (loss)	(10,754)	(7,805)	(7,535)	(9,338)	(10,942)
Total shareholders' equity	143,748	144,812	143,409	141,046	137,242
Total liabilities and shareholders' equity	$1,657,179	$1,728,865	$1,683,932	$1,643,226	$1,619,964

Period-end shares outstanding	4,781	4,768	4,762	4,759	4,739

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31,		Percent	December 31,		Percent
(in thousands, except per share data)	2016	2015	Change	2016	2015	Change
Interest and dividend income:
Loans, including fees	$12,623	$12,158	3.8	$49,677	$48,271	2.9
Taxable securities	1,296	1,468	(11.7)	5,239	4,958	5.7
Tax exempt securities	223	254	(12.2)	945	939	0.6
Interest-bearing deposits	127	16	693.8	307	76	303.9
Total interest and dividend income	14,269	13,896	2.7	56,168	54,244	3.5

Interest expense:
Deposits	563	525	7.2	2,170	2,003	8.3
Securities sold under agreements to repurchase	213	214	(0.5)	849	848	0.1
Borrowed funds	197	195	1.0	820	751	9.2
Total interest expense	973	934	4.2	3,839	3,602	6.6

Net interest income	13,296	12,962	2.6	52,329	50,642	3.3
Provision for loan losses	404	615	(34.3)	2,437	1,571	55.1
Net interest income after provision for loan losses	12,892	12,347	4.4	49,892	49,071	1.7

Non-interest income:
Wealth management group fee income	2,076	2,076	0.0	8,316	8,522	(2.4)
Service charges on deposit accounts	1,308	1,249	4.7	5,089	4,886	4.2
Interchange revenue from debit card transactions	992	808	22.8	4,027	3,307	21.8
Net gains on securities transactions	4	81	(95.1)	987	372	165.3
Net gains on sales of loans held for sale	53	55	(3.6)	326	294	10.9
Net gains (losses) on sales of other real estate owned	27	(36)	N/M	21	84	(75.0)
Income from bank owned life insurance	18	19	(5.3)	73	75	(2.7)
Other	419	771	(45.7)	2,310	2,907	(20.5)
Total non-interest income	4,897	5,023	(2.5)	21,149	20,447	3.4

Non-interest expense:
Salaries and wages	5,234	5,800	(9.8)	20,954	21,223	(1.3)
Pension and other employee benefits	1,238	1,060	16.8	6,132	5,908	3.8
Net occupancy	1,550	1,698	(8.7)	6,837	7,006	(2.4)
Furniture and equipment	681	715	(4.8)	2,967	2,979	(0.4)
Data processing	1,535	1,722	(10.9)	6,593	6,586	0.1
Professional services	757	404	87.4	2,175	1,293	68.2
Amortization of intangible assets	238	270	(11.9)	986	1,136	(13.2)
Marketing and advertising	229	185	23.8	877	899	(2.4)
Other real estate owned expense	30	425	(92.9)	180	812	(77.8)
FDIC insurance	298	232	28.4	1,193	1,075	11.0
Loan expense	207	166	24.7	669	693	(3.5)
Other	1,564	1,557	0.4	7,047	5,817	21.1
Total non-interest expense	13,561	14,234	(4.7)	56,610	55,427	2.1

Income before income tax expense	4,228	3,136	34.8	14,431	14,091	2.4
Income tax expense	1,274	1,007	26.5	4,404	4,658	(5.5)
Net income	$2,954	$2,129	38.8	$10,027	$9,433	6.3

Basic and diluted earnings per share	$0.62	$0.45		$2.11	$2.00
Cash dividends declared per share	0.26	0.26		1.04	1.04
Average basic and diluted shares outstanding	4,773	4,731		4,762	4,719

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, per share data)	2016	2016	2016	2016	2015	2016	2015
RESULTS OF OPERATIONS
Interest income	$14,269	$14,025	$13,925	$13,949	$13,896	$56,168	$54,244
Interest expense	973	985	957	924	934	3,839	3,602
Net interest income	13,296	13,040	12,968	13,025	12,962	52,329	50,642
Provision for loan losses	404	1,050	388	595	615	2,437	1,571
Net interest income after provision for loan losses	12,892	11,990	12,580	12,430	12,347	49,892	49,071
Non-interest income	4,897	5,435	5,216	5,601	5,023	21,149	20,447
Non-interest expense	13,561	13,471	15,570	14,008	14,234	56,610	55,427
Income before income tax expense	4,228	3,954	2,226	4,023	3,136	14,431	14,091
Income tax expense	1,274	1,209	605	1,316	1,007	4,404	4,658
Net income	$2,954	$2,745	$1,621	$2,707	$2,129	$10,027	$9,433

Basic and diluted earnings per share	$0.62	$0.58	$0.34	$0.57	$0.45	$2.11	$2.00
Average basic and diluted shares outstanding	4,773	4,765	4,760	4,750	4,731	4,762	4,719

PERFORMANCE RATIOS
Return on average assets	0.69%	0.65%	0.39%	0.67%	0.52%	0.60%	0.60%
Return on average equity	8.20%	7.55%	4.57%	7.73%	6.05%	7.02%	6.84%
Return on average tangible equity (a)	9.92%	9.14%	5.55%	9.45%	7.42%	8.52%	8.45%
Efficiency ratio (a) (b)	72.63%	71.28%	77.00%	76.89%	77.35%	74.43%	76.18%
Non-interest expense to average assets	3.18%	3.20%	3.75%	3.48%	3.49%	3.40%	3.51%
Loans to deposits	82.42%	80.62%	81.83%	82.75%	83.46%	82.42%	83.46%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.16%	4.16%	4.17%	4.21%	4.20%	4.18%	4.24%
Yield on investments	1.75%	1.73%	1.81%	2.07%	1.98%	1.83%	1.91%
Yield on interest-earning assets	3.57%	3.58%	3.60%	3.72%	3.66%	3.61%	3.71%
Cost of interest-bearing deposits	0.21%	0.21%	0.21%	0.20%	0.20%	0.21%	0.20%
Cost of borrowings	3.13%	3.15%	3.16%	2.66%	2.99%	3.01%	2.85%
Cost of interest-bearing liabilities	0.35%	0.36%	0.35%	0.35%	0.35%	0.35%	0.35%
Interest rate spread	3.22%	3.22%	3.25%	3.37%	3.31%	3.26%	3.36%
Net interest margin, fully taxable equivalent	3.33%	3.33%	3.36%	3.47%	3.42%	3.37%	3.46%

CAPITAL
Total equity to total assets at end of period	8.67%	8.38%	8.52%	8.58%	8.47%	8.67%	8.47%
Tangible equity to tangible assets at end of period (a)	7.29%	7.03%	7.12%	7.14%	6.99%	7.29%	6.99%

Book value per share	$30.07	$30.37	$30.12	$29.64	$28.96	$30.07	$28.96
Tangible book value per share	24.89	25.13	24.81	24.28	23.53	24.89	23.53
Period-end market value per share	36.35	28.99	29.35	26.35	27.50	36.35	27.50
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	1.04	1.04

AVERAGE BALANCES
Loans and loans held for sale (c)	$1,210,922	$1,199,367	$1,192,786	$1,175,051	$1,151,469	$1,194,589	$1,141,992
Earning assets	1,607,287	1,577,348	1,573,306	1,527,656	1,522,176	1,571,513	1,477,529
Total assets	1,699,059	1,674,492	1,669,654	1,620,547	1,617,322	1,667,184	1,577,831
Deposits	1,483,348	1,456,622	1,457,173	1,404,487	1,410,017	1,450,520	1,367,717
Total equity	143,388	144,631	142,746	140,864	139,697	142,906	137,891
Tangible equity (a)	118,502	119,504	117,374	115,240	113,812	117,656	111,583

ASSET QUALITY
Net charge-offs	$1,476	$393	$247	$328	$377	$2,444	$997
Non-performing loans (d)	12,043	12,903	12,429	12,774	12,232	12,043	12,232
Non-performing assets (e)	12,431	13,270	12,822	14,416	13,762	12,431	13,762
Allowance for loan losses	14,253	15,325	14,668	14,527	14,260	14,253	14,260

Annualized net charge-offs to average loans	0.48%	0.13%	0.08%	0.11%	0.13%	0.20%	0.09%
Non-performing loans to total loans	1.00%	1.06%	1.03%	1.08%	1.05%	1.00%	1.05%
Non-performing assets to total assets	0.75%	0.77%	0.76%	0.88%	0.85%	0.75%	0.85%
Allowance for loan losses to total loans	1.19%	1.26%	1.22%	1.22%	1.22%	1.19%	1.22%
Allowance for loan losses to non-performing loans	118.35%	118.77%	118.01%	113.72%	116.58%	118.35%	116.58%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less amortization of intangible assets less legal reserve divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) Loans and loans held for sale do not reflect the allowance for loan losses.
(d) Non-performing loans include non-accrual loans only.
(e) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	YTD - December 31, 2016			YTD - December 31, 2015			YTD - Dec. 31, 2016 vs. Dec. 31, 2015
(in thousands)	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$734,628	$31,682	4.31%	$657,038	$29,824	4.54%	$1,858	$3,421	$(1,563)
Mortgage loans	197,132	7,689	3.90%	198,332	8,063	4.07%	(374)	(47)	(327)
Consumer loans	262,829	10,512	4.00%	286,622	10,516	3.67%	(4)	(913)	909
Taxable securities	274,401	5,245	1.91%	262,181	4,963	1.89%	282	230	52
Tax-exempt securities	45,127	1,364	3.02%	43,081	1,356	3.15%	8	64	(56)
Interest-bearing deposits	57,396	307	0.53%	30,275	76	0.25%	231	103	128
Total earning assets	1,571,513	56,799	3.61%	1,477,529	54,798	3.71%	2,001	2,858	(857)

Non-earnings assets:
Cash and due from banks	26,708			26,959
Premises and equipment, net	29,525			30,953
Other assets	51,590			53,153
Allowance for loan losses	(14,771)			(14,103)
AFS valuation allowance	2,619			3,340
Total assets	$1,667,184			$1,577,831

Interest-bearing liabilities:
Interest-bearing checking	$135,874	$136	0.10%	$129,442	$113	0.09%	$23	$7	$16
Savings and money market	752,489	1,457	0.19%	671,829	1,214	0.18%	243	167	76
Time deposits	156,737	577	0.37%	182,177	676	0.37%	(99)	(99)	-
FHLB advances and repos	55,472	1,669	3.01%	56,202	1,599	2.85%	70	(21)	91
Total int.-bearing liabilities	1,100,572	3,839	0.35%	1,039,650	3,602	0.35%	237	54	183

Non-interest-bearing liabilities:
Demand deposits	405,420			384,269
Other liabilities	18,286			16,021
Total liabilities	1,524,278			1,439,940
Shareholders' equity	142,906			137,891
Total liabilities and shareholders' equity	$1,667,184			$1,577,831

Fully taxable equivalent net interest income		52,960			51,196		$1,764	$2,804	$(1,040)
Net interest rate spread (1)			3.26%			3.36%
Net interest margin, fully taxable equivalent (2)			3.37%			3.46%
Taxable equivalent adjustment		(631)			(554)
Net interest income		$52,329			$50,642

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation
Average Consolidated Balance Sheets & Net Interest Income Analysis and Rate/Volume Analysis of Net Interest Income (Unaudited)

	QTD - December 31, 2016			QTD - December 31, 2015			QTD - Dec. 31, 2016 vs. Dec. 31, 2015
	Average Balance	Interest	Yield / Rate	Average Balance	Interest	Yield / Rate	Total Change	Due to Volume	Due to Rate

Earning assets:
Commercial loans	$754,893	$8,064	4.25%	$677,603	$7,497	4.39%	$567	$817	$(250)
Mortgage loans	198,122	1,884	3.78%	197,484	1,992	4.00%	(108)	6	(114)
Consumer loans	257,907	2,728	4.21%	276,382	2,704	3.88%	24	(192)	216
Taxable securities	265,626	1,298	1.94%	295,779	1,469	1.97%	(171)	(149)	(22)
Tax-exempt securities	43,052	322	2.98%	48,581	367	3.00%	(45)	(43)	(2)
Interest-bearing deposits	87,687	127	0.58%	26,347	16	0.24%	111	69	42
Total earning assets	1,607,287	14,423	3.57%	1,522,176	14,045	3.66%	378	508	(130)

Non-earnings assets:
Cash and due from banks	26,234			26,764
Premises and equipment, net	29,016			29,830
Other assets	51,162			50,270
Allowance for loan losses	(15,302)			(14,245)
AFS valuation allowance	662			2,527
Total assets	$1,699,059			$1,617,322

Interest-bearing liabilities:
Interest-bearing checking	$144,469	$35	0.10%	$141,777	$37	0.10%	(2)	(2)	-
Savings and money market	778,343	392	0.20%	707,549	333	0.19%	59	39	20
Time deposits	145,971	136	0.37%	168,796	155	0.36%	(19)	(23)	4
FHLB advances and repos	52,096	410	3.13%	54,242	409	2.99%	1	(17)	18
Total int.-bearing liabilities	1,120,879	973	0.35%	1,072,364	934	0.35%	39	(3)	42

Non-interest-bearing liabilities:
Demand deposits	414,565			391,895
Other liabilities	20,227			13,366
Total liabilities	1,555,671			1,477,625
Shareholders' equity	143,388			139,697
Total liabilities and shareholders' equity	$1,699,059			$1,617,322

Fully taxable equivalent net interest income		13,450			13,111		$339	$511	$(172)
Net interest rate spread (1)			3.22%			3.31%
Net interest margin, fully taxable equivalent (2)			3.33%			3.42%
Taxable equivalent adjustment		(154)			(149)
Net interest income		$13,296			$12,962

(1) Net interest rate spread is the difference in the average yield on interest-earning assets less the average rate on interest-bearing liabilities.
(2) Net interest margin is the ratio of fully taxable equivalent net interest income divided by average interest-earning assets.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP.  See the Corporation’s unaudited consolidated balance sheets and statements of income contained within this press release. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measure which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015	2016	2015
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$13,296	$13,040	$12,968	$13,025	$12,962	$52,329	$50,642
Fully taxable equivalent adjustment	154	154	159	164	149	631	554
Fully taxable equivalent net interest income (non-GAAP)	$13,450	$13,194	$13,127	$13,189	$13,111	$52,960	$51,196

Non-interest income (GAAP)	$4,897	$5,435	$5,216	$5,601	$5,023	$21,149	$20,447
Less: net (gains) losses on security transactions	(4)	(75)	-	(908)	(81)	(987)	(372)
Adjusted non-interest income (non-GAAP)	$4,893	$5,360	$5,216	$4,693	$4,942	$20,162	$20,075

Non-interest expense (GAAP)	$13,561	$13,471	$15,570	$14,008	$14,234	$56,610	$55,427
Less: amortization of intangible assets	(238)	(245)	(245)	(258)	(270)	(986)	(1,136)
Less: legal reserve	-	-	(1,200)	-	-	(1,200)	-
Adjusted non-interest expense (non-GAAP)	$13,323	$13,226	$14,125	$13,750	$13,964	$54,424	$54,291

Average interest-earning assets (GAAP)	$1,607,287	$1,577,348	$1,573,306	$1,527,656	$1,522,176	$1,571,513	$1,477,529

Net interest margin - fully taxable equivalent (non-GAAP)	3.33%	3.33%	3.36%	3.47%	3.42%	3.37%	3.46%
Efficiency ratio (non-GAAP)	72.63%	71.28%	77.00%	76.89%	77.35%	74.43%	76.18%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except per share and ratio data)	2016	2016	2016	2016	2015	2016	2015
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$143,748	$144,812	$143,409	$141,046	$137,242	$143,748	$137,242
Less: intangible assets	(24,769)	(25,007)	(25,252)	(25,497)	(25,755)	(24,769)	(25,755)
Tangible equity (non-GAAP)	$118,979	$119,805	$118,157	$115,549	$111,487	$118,979	$111,487

Total assets (GAAP)	$1,657,179	$1,728,865	$1,683,932	$1,643,226	$1,619,964	$1,657,179	$1,619,964
Less: intangible assets	(24,769)	(25,007)	(25,252)	(25,497)	(25,755)	(24,769)	(25,755)
Tangible assets (non-GAAP)	$1,632,410	$1,703,858	$1,658,680	$1,617,729	$1,594,209	$1,632,410	$1,594,209

Total equity to total assets at end of period (GAAP)	8.67%	8.38%	8.52%	8.58%	8.47%	8.67%	8.47%
Book value per share (GAAP)	$30.07	$30.37	$30.12	$29.64	$28.96	$30.07	$28.96

Tangible equity to tangible assets at
end of period (non-GAAP)	7.29%	7.03%	7.12%	7.14%	6.99%	7.29%	6.99%
Tangible book value per share (non-GAAP)	$24.89	$25.13	$24.81	$24.28	$23.53	$24.89	$23.53

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except ratio data)	2016	2016	2016	2016	2015	2016	2015
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$143,388	$144,631	$142,746	$140,864	$139,697	$142,906	$137,891
Less: average intangible assets	(24,886)	(25,127)	(25,372)	(25,624)	(25,885)	(25,250)	(26,308)
Average tangible equity (non-GAAP)	$118,502	$119,504	$117,374	$115,240	$113,812	$117,656	$111,583

Return on average equity (GAAP)	8.20%	7.55%	4.57%	7.73%	6.05%	7.02%	6.84%
Return on average tangible equity (non-GAAP)	9.92%	9.14%	5.55%	9.45%	7.42%	8.52%	8.45%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Twelve Months Ended
	Dec. 31,	Sept. 30,	June 30,	March 31,	Dec. 31,	Dec. 31,	Dec. 31,
(in thousands, except per share and ratio data)	2016	2016	2016	2016	2015	2016	2015
NON-GAAP NET INCOME
Reported net income (GAAP)	$2,954	$2,745	$1,621	$2,707	$2,129	$10,027	$9,433
Net (gains) losses on security transactions (net of tax)	(2)	(47)	-	(565)	(50)	(614)	(230)
Legal reserve	-	-	747	-	-	747	-
Non-GAAP net income	$2,952	$2,698	$2,368	$2,142	$2,079	$10,160	$9,203

Average basic and diluted shares outstanding	4,773	4,765	4,760	4,750	4,731	4,762	4,719

Reported basic and diluted earnings per share (GAAP)	$0.62	$0.58	$0.34	$0.57	$0.45	$2.11	$2.00
Reported return on average assets (GAAP)	0.69%	0.65%	0.39%	0.67%	0.52%	0.60%	0.60%
Reported return on average equity (GAAP)	8.20%	7.55%	4.57%	7.73%	6.05%	7.02%	6.84%

Core basic and diluted earnings per share (non-GAAP)	$0.62	$0.57	$0.50	$0.45	$0.44	$2.13	$1.95
Core return on average assets (non-GAAP)	0.69%	0.64%	0.57%	0.53%	0.51%	0.61%	0.58%
Core return on average equity (non-GAAP)	8.19%	7.42%	6.67%	6.12%	5.90%	7.11%	6.67%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2015 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714